                                                                       EXHIBIT 5

                                                                 August 20, 2002

Lionbridge Technologies, Inc.
950 Winter Street
Waltham, MA 02451

     Re:  Registration Statement on Form S-8 Relating to the 1998 Stock Plan.

Ladies and Gentlemen:

I am General Counsel of Lionbridge Technologies, Inc., a Delaware corporation (the "Company"). I am of the opinion that the 1,200,000 shares of Common Stock, par value $0.1 per share, proposed to be issued by the Company pursuant to the Plan will be legally issued, fully paid and non-assessable after the issuance of such shares in accordance with the terms of the Plan.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Margaret A. Shukur
                                          ----------------------------
                                          Margaret A. Shukur
                                          General Counsel